EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2009 relating to the combined financial statements, which appears in China Mass Media Corp.'s Annual Report on Form 20-F for the year ended December 31, 2008.

/s/  PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China
July 7, 2009